Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Ispire Technology Inc. of our report dated September 19, 2023 relating to the consolidated financial statements of Ispire Technology Inc. as of June 30, 2023 and 2022, and for the years then ended. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

New York, New York

February 1, 2024

www.mspc.cpa
An independent firm associated with Moore Global Network Limited	340 North Avenue, Cranford, NJ 07016-2496 546 5th Avenue, 6th Floor, New York, NY 10036-5000	908 272-7000 212 682-1234